Exhibit 99.1

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

REPORTS THIRD QUARTER FINANCIAL RESULTS

— 20.5% Increase in Cash Available for Distribution on a Diluted per Share Basis —

New York, NY—November 12, 2003—Charter Municipal Mortgage Acceptance Company (“CharterMac” or the “Company”) (AMEX: CHC) today announced financial results for the third quarter ended September 30, 2003.

“CharterMac had an outstanding third quarter from both a financial and operational perspective,” commented Stuart Boesky, President and Chief Executive Officer of CharterMac. “The combination of strong revenue bond acquisitions, our participation in a low-income housing tax credit yield guarantee transaction, and the continued performance of our existing revenue bond portfolio provided us with an extremely solid third quarter. In addition, we were able to increase our distribution per share 7.7% in the third quarter, providing our shareholders with increased value.”

Financial Highlights

For the three months ended September 30, 2003, CharterMac had total revenues of approximately $35.8 million, representing an increase of approximately 27.6% as compared to total revenues of approximately $28.1 million for the three months ended September 30, 2002.

For the three months ended September 30, 2003, CharterMac had net income applicable to shareholders of approximately $14.3 million, representing an increase of approximately 17.1% as compared to net income applicable to shareholders of approximately $12.2 million for the three months ended September 30, 2002. On a diluted per share basis, net income applicable to shareholders was $0.31 for the three months ended September 30, 2003, representing an increase of approximately 10.7% as compared to net income applicable to shareholders of $0.28 per share for the three months ended September 30, 2002.

For the three months ended September 30, 2003, CharterMac’s Cash Available for Distribution (“CAD”) applicable to shareholders, a performance measure, was approximately $21.7 million, representing an increase of approximately 26.8% as compared to approximately $17.1 million for the three months ended September 30, 2002. On a diluted per share basis, CAD applicable to shareholders was $0.47 for the three months ended September 30, 2003, representing an increase of approximately 20.5% as compared to CAD applicable to shareholders of $0.39 for the three months ended September 30, 2002.

CharterMac’s present quarterly dividend on an annualized basis is $1.40 per share, which represents an approximate 7.3% yield based upon the $19.18 per share closing price on November 11, 2003. The third quarter per share dividend to common shareholders of $0.35 represents a payout ratio of 74.5% of CAD for the quarter. Assuming the Company’s income during the year continues to be approximately 96% exempt from Federal income tax and a shareholder is in a 35% tax bracket, the taxable equivalent yield would be approximately 11.1%.

Portfolio Activity

During the third quarter of 2003, CharterMac invested in approximately $117.4 million of tax-exempt and taxable revenue bonds secured by over 2,700 units of affordable multifamily housing. Third quarter investments included revenue bonds secured by multifamily apartment complexes in Arkansas, California, Florida, Georgia, Maryland, Mississippi, Ohio, and Texas. Also during the third quarter of 2003, one revenue bond with a net book value of approximately $14.5 million was repaid.

As of September 30, 2003, CharterMac’s revenue bond portfolio was comprised of 235 bonds with a fair value of approximately $1.7 billion. CharterMac’s tax-exempt first mortgage revenue bonds had a weighted average interest rate of 6.9%, a weighted average maturity of 35 years, and a weighted average pre-payment lockout of 12 years.

Subsequent to the close of the third quarter, CharterMac has invested in an additional $98.9 million of revenue bonds secured by over 2,600 units of affordable multifamily housing.

PW Funding Originations

CharterMac’s subsidiary, PW Funding Inc. (“PWF”), originated approximately $107.9 million of loans during the three months ended September 30, 2003, bringing PWF’s loan origination total for the first nine months of the year to approximately $407.8 million. As of September 30, 2003, PWF’s total servicing portfolio was approximately $3.9 billion.

Guaranteed Funds

In September 2003, in an effort to diversify its revenue sources while taking advantage of the Company’s industry expertise, CharterMac closed its second transaction to guarantee tax benefits to an investor in a partnership designed to earn federal low-income housing tax credits (“LIHTCs”). In the transaction, CharterMac’s wholly owned subsidiary agreed to back-up the guarantee of an investment grade-rated financial institution of an agreed upon internal rate of return (“IRR”) to the investor in Related Capital Guaranteed Corporate Partners II, L.P.—Series B (“RCGCP”).

The transaction was structured with two distinct phases: one to guarantee the IRR through the lease-up phase of the properties and the second to guarantee the IRR until the end of the tax credit compliance period. CharterMac received approximately $3.6 million of its guarantee fee for participation in the transaction at closing. CharterMac will receive an additional $1.7 million in July 2004 and a final payment of approximately $562,000 in January 2005.

Subsequent to the close of the third quarter, CharterMac completed a third guaranteed transaction. Structured similarly to RCGCP, CharterMac’s wholly owned subsidiary agreed to back-up the guarantee of an investment grade-rated financial institution of an agreed upon IRR to investors in Related Capital Guaranteed Corporate Partners II, L.P.—Series C. For this transaction, which was also structured in two phases to guarantee the IRR through the lease-up phase of the properties and to guarantee the IRR until the end of the tax credit compliance period, CharterMac received approximately $2.0 million for participation in the transaction at closing. CharterMac will receive an additional $1.0 million in October 2004 and a final payment of approximately $341,000 in April 2005.

Capital Markets Activity

In September 2003, CharterMac completed an offering of its Series A Convertible Community Reinvestment Act Preferred Shares (the “CRA Preferred Shares”). In the transaction, twelve financial institutions purchased a total of 3,057,354 CRA Preferred Shares, priced at $18.48 per share. The offering resulted in gross proceeds to CharterMac of approximately $56.5 million.

Subsequent to the close of the third quarter, CharterMac completed two additional offerings of its CRA Preferred Shares to another twelve financial institutions. During October, CharterMac raised gross proceeds of approximately $36.0 million through the offering of 1,687,194 CRA Preferred Shares and 238,599 CRA Preferred Shares priced at $18.67 and $18.86, respectively. Year-to-date, CharterMac has raised gross proceeds totaling over $92.5 million through this unique security.

Also subsequent to the close of the third quarter, in response to an expiring liquidity contract in the Company’s current Private Label Tender Options Program (“TOPs”), CharterMac redeemed $118 million of low-floater certificates outstanding under this program’s Nat-1 Series. Certain bonds were then removed from the Nat-1 Series Trust and redeposited into CharterMac Auction Rate Certificate Trust I, along with additional bonds. On October 30, 2003, this new trust issued $100 million of auction rate certificates. The auction rate certificates pertaining to this transaction, which are secured by tax-exempt revenue bonds, will be auctioned through UBS Financial Services Inc. and are sold primarily to corporations as a tax-exempt money market alternative. The $100 million tranche of auction rate certificates, which is divided into two $50 million sub-series, will have an initial rate of 1% and will then be reset every 35 days through a dutch auction process.

Management Conference Call

Management will conduct a conference call today to review the Company’s third quarter financial results for the period ended September 30, 2003. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 289-0498. For interested individuals unable to join the conference call, a replay of the call will be available through Sunday, November 16, 2003, at (888) 203-1112 (Passcode 578753) or on our website, www.chartermac.com, through Wednesday, November 26, 2003.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which will be available in the Investor Relations section of the CharterMac website at www.chartermac.com.

About the Company

CharterMac is one of the nation’s leading full-service multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the country. CharterMac’s current revenue bond portfolio includes direct and indirect interests in revenue bonds secured by over 39,000 units of multifamily housing in 25 states and the District of Columbia.

For more information, please visit CharterMac’s website at www.chartermac.com or contact the Shareholder Services Department directly at (800) 831-4826.

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Revenue bonds—at fair value	$1,712,897	$1,579,590
Other investments	39,908	44,096
Mortgage servicing rights	32,803	35,595
Cash and cash equivalents	83,115	13,699
Cash and cash equivalents—restricted	84,005	46,785
Interest receivable—net	10,019	9,020
Promissory notes and mortgages receivable	17,636	53,278
Deferred costs—net of amortization of $11,495 and $8,451	55,125	48,693
Goodwill	5,560	4,793
Other intangible assets—net of amortization of $2,107 and $1,750	10,959	11,316
Other assets	6,388	6,003

Total assets	$2,058,415	$1,852,868

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Financing arrangements	$863,621	$671,659
Preferred shares of subsidiary (subject to mandatory repurchase)*	273,500	—
Notes payable	83,695	68,556
Interest rate hedges	3,453	5,504
Accounts payable, accrued expenses and other liabilities	14,041	32,378
Deferred income	14,067	8,998
Due to Manager and affiliates	3,965	4,126
Deferred tax liability	6,567	10,790
Distributions payable	20,936	19,020

Total liabilities	1,283,845	821,031

Preferred shares of subsidiary (subject to mandatory repurchase)*	—	273,500

Minority interest in consolidated subsidiary	5,788	4,822

Commitments and contingencies

Shareholders’ equity:
Beneficial owners’ equity—convertible CRA shareholders (6,074,767 and 3,835,002 shares, issued and outstanding in 2003 and 2002, respectively)	112,412	58,174
Beneficial owner’s equity—manager	1,130	1,126
Beneficial owners’ equity—other common shareholders (100,000,000 shares authorized; 42,089,694 shares issued and 42,081,294 outstanding and 41,168,618 shares issued and 41,160,218 outstanding in 2003 and 2002, respectively)	608,539	604,496
Treasury shares of beneficial interest (8,400 shares)	(103)	(103)
Accumulated other comprehensive income	46,804	89,822

Total shareholders’ equity	768,782	753,515

Total liabilities and shareholders’ equity	$2,058,415	$1,852,868

* In compliance with SFAS 150, previously issued cumulative preferred shares subject to mandatory redemption have been classified as a liability in 2003.

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Interest income:
Revenue bonds	$30,353	$22,819	$83,528	$67,764
Other interest income	768	1,307	2,705	4,678
Fees and other income	4,727	3,958	14,744	12,505

Total revenues	35,848	28,084	100,977	84,947

Expenses:
Interest expense	4,889	3,850	13,592	11,634
Interest expense—distributions to preferred shareholders of subsidiary*	4,724	—	14,173	—
Recurring fees—securitizations	1,039	811	3,021	2,289
General and administrative	6,550	4,166	17,477	14,939
Loss on impairment of revenue bonds	1,758	532	1,758	532
Other expenses	3,365	2,899	10,029	8,543

Total expenses	22,325	12,258	60,050	37,937

Income before other income/(loss) items	13,523	15,826	40,927	47,010
Equity in earnings of ARCap	555	555	1,665	1,664
Gain on sales of loans	444	1,465	2,994	7,871
Gain on repayment of revenue bonds	557	—	2,797	3,979
Income allocated to preferred shareholders of subsidiary*	—	(4,724)	—	(12,541)
(Income) loss allocated to minority interest	147	(124)	186	(377)
Benefit (provision) for income taxes	689	656	3,453	(983)

Net income	$15,915	$13,654	$52,022	$46,623

Allocation of net income to:
Special distribution to Manager	$1,583	$1,294	$4,453	$3,622

Manager	$2	$124	$5	$430

Common shareholders	$12,727	$11,327	$43,132	$40,266
Convertible CRA shareholders	1,603	909	4,432	2,305

Total for shareholders	$14,330	$12,236	$47,564	$42,571

Net income per share
Basic	$0.31	$0.28	$1.05	$1.01

Diluted	$0.31	$0.28	$1.04	$1.01

Weighted average shares outstanding:
Basic	46,331,385	44,209,982	45,484,538	42,030,318

Diluted	46,366,342	44,282,733	45,517,942	42,099,407

*	In compliance with SFAS 150, income allocated to preferred shareholders of subsidiary has been classified as interest expense in 2003.

Reconciliation of Net Income to Cash Available for Distribution (“CAD”)

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2003	2002
Net income allocable to shareholders	$14,330	$12,236
Revenues—amortization	702	580
LIHTC guarantee fee	2,876	2,963
Construction servicing fees	1,104	476
Forward commitment fees	322	—
Bond placement fees	(6)	—
Straight line yield	(287)	352
Expenses—amortization	2,242	2,024
Loss on impairment of revenue bond	1,758	532
Gain on sale of loans	(1,510)	(1,242)
Tax adjustment	(1,327)	(1,214)
Other, net	1,508	417

CAD (A)	$21,712	$17,124

(A) CharterMac believes that Cash Available for Distribution (“CAD”) is helpful to investors in measuring the performance of our Company. CAD represents net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains and losses or sales of loans or repayment of revenue bonds, impairment losses and the effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates, plus depreciation and amortization, plus cash fees received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as credit enhancement and yield guarantees.

There is no generally accepted methodology for computing CAD, and the Company’s computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.

Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac’s prospectus supplement dated October 23, 2003, in connection with its recent offering of Series A Convertible Community Reinvestment Act Preferred shares, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

###